Exhibit 99.1
Interwoven Names Jeff Kissling Senior Vice President of Engineering
Kissling Joins Interwoven to Accelerate Next Phase of Innovation
SAN JOSE, Calif. — August 19, 2008 — Interwoven, Inc. (Nasdaq: IWOV), a global leader in content management solutions, today announced that Jeff Kissling has been appointed senior vice president of engineering. In this position, Kissling will lead all aspects of Interwoven’s engineering and development efforts globally and will report to Joe Cowan, Interwoven’s chief executive officer.
Kissling brings nearly 30 years of experience in leading engineering teams in the development of enterprise-class technologies. Most recently, Kissling served as senior vice president of technology transition for JDA Software Group, Inc. Kissling came to JDA as a result of the company’s 2006 acquisition of Manugistics Group, Inc., where he was chief technology officer and was responsible for the entire lifecycle of Manugistics’ products and services. Prior to Manugistics, Kissling was the chief technology officer at both BAAN (now a unit of SSA Global Technologies, Inc.) and Invensys Manufacturing and Process Systems. Kissling has also held a range of executive management positions, including chief executive officer of Soft Systems Engineering and senior vice president of research and development at Wonderware Corp.
“Interwoven has a rich heritage of innovation, and I am delighted to have Jeff join the team to accelerate the delivery of solutions our customers have come to count on from Interwoven,” said Joe Cowan, CEO at Interwoven. “This is an exciting time for Interwoven and our customers, as new technologies emerge that are redefining how organizations leverage content to gain competitive advantage. I have had the opportunity to work with Jeff at many points in our respective careers, and his creativity, passion, and focus make him the ideal individual to lead Interwoven and our customers into this new era of transformation.”
“Interwoven is a company with tremendous momentum, a leadership position in its respective markets, and a compelling vision for how content can be leveraged to drive growth and transformation,” said Jeff Kissling. “The enthusiasm and commitment at Interwoven is very clear — everyone I’ve met at the company is passionate about the opportunity at hand. I look forward to joining this great team to stoke the fire to deliver even greater innovation that supports our mission of helping customers unlock the value of their content.”
Interwoven also announced today that David Nelson-Gal will assume a new role designed to drive Interwoven’s review and assessment of emerging Web technologies. As Senior Vice President of Emerging Technologies, David will continue to report directly to Joe Cowan and will focus on evaluating technologies to accelerate Interwoven’s delivery of solutions to maximize online business performance. “This is an important part of our business and, with David’s leadership, we are positioning ourselves to extend our offerings that help companies create engaging and profitable experiences via the Web,” said Joe Cowan.

About Interwoven
Interwoven, Inc. (NASDAQ: IWOV) is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Nearly 4,400 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Amnesty International USA, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, FedEx, Grant Thornton, Hilton Hotels, HKMP LLP, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Sky Italia, Qantas Airways, Tesco, Virgin Mobile, and White & Case. A community of over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.